UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

THE STANLEY WORKS
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1000 Stanley Drive New Britain, Connecticut 06053	06-0548860
(State or Other Jurisdiction of Incorporation or Organization)	(Address of Principal Executive Offices Including Zip Code)	(I.R.S. Employer Identification No.)

THE STANLEY WORKS 2009 LONG-TERM INCENTIVE PLAN
(Full Title of the Plan)

Bruce H. Beatt, Esquire
The Stanley Works
1000 Stanley Drive
New Britain, Connecticut 06053
(Name and Address of Agent For Service)

860-225-5111
(Telephone Number, Including Area Code, of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended. (Check one):
Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
	Amount to be	Offering Price	Aggregate	Amount of
Title of Securities to be Registered	Registered(1)	Per Share(2)	Offering Price(2)	Registration Fee
Common Stock, par value $2.50 per share (3)	5,100,000	$45.21	$230,571.00	$12,865.86

(1)	Pursuant to Rule 416 under the Securities Act of 1933 (the “Securities Act”), this Registration Statement also covers such additional shares of Common Stock, par value $2.50 per share (the “Common Stock”), of The Stanley Works (the “Company”) as may become issuable pursuant to the anti-dilution provisions of The Stanley Works 2009 Long-Term Incentive Plan (the “Plan”).

(2)	Estimated solely for purposes of calculation of the registration fee pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act based upon the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange on November 2, 2009, a date that is within five business days prior to filing.

(3)	Pursuant to a Rights Agreement, one stock purchase right, as such number may be adjusted from time to time in accordance with the terms of the Rights Agreement, (the “Rights”) will be issued for each share of our common stock issued prior to the Distribution Date. Each Right may be exercised to purchase one two-hundredth of a share of Series A Junior Participating Preferred Stock at an exercise price of $220.00, subject to adjustment. The terms of the Rights are described in the Current Report on Form 8-K filed by the Company on January 20, 2006, as amended by the Current Report on Form 8-K/A filed by the Company on February 22, 2006.

EXPLANATORY NOTE
     In accordance with the Note to Part I of Form S-8, the information specified by Part I of Form S-8 has been omitted from this Registration Statement.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.
     The following documents filed by the Company with the Securities and Exchange Commission (the “Commission”) are incorporated by reference in this Registration Statement:
(1)	the Company’s Annual Report on Form 10-K for the year ended January 3, 2009;

(2)	the Company’s Quarterly Reports on Form 10-Q for the quarters ended April 4, 2009, July 4, 2009, and October 3, 2009;

(3)	the Company’s Current Reports on Form 8-K filed with the Commission on January 23, 2009, July 9, 2009 and each report filed on November 2, 2009 and November 3, 2009;

(4)	the description of the Common Stock contained in the Company’s registration statement on Form 8-A filed with the Commission under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on March

24, 1986, including any subsequently filed amendments and reports updating such description; and
(5)	the description of the Rights associated with our common stock contained in our Registration Statement on Form 8-A/A, filed with the SEC on July 23, 2004, and any amendment or report filed for the purpose of updating such description.
     In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in any document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as modified or superseded, to constitute a part of this Registration Statement.
ITEM 4. DESCRIPTION OF SECURITIES.
     Not applicable.
ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.
     Bruce H. Beatt, Vice President, General Counsel and Secretary of the Company, is an officer and employee of the Company and will be eligible for awards of options or other rights under the Plan. Mr. Beatt beneficially owns and has rights to acquire less than one percent of the Company’s Common Stock.
ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.
     Sections 33-770 through 33-776 of the Connecticut Business Corporation Act, or CBCA, provide that a corporation in the Company’s circumstances may indemnify a director or officer against judgments, fines, penalties, amounts paid in settlement and reasonable expenses actually incurred by him, including attorneys’ fees, for actions brought against him in his capacity as a director or officer, when it is determined by certain disinterested parties that he acted in good faith in a manner he reasonably believed to be in the corporation’s best interest (or in the case of conduct not in his official capacity, at least not opposed to the best interests of the corporation). In any criminal action or proceeding, it also must be determined that the director or officer had no reasonable cause to believe that his conduct was unlawful. The director or officer must be indemnified when he is wholly successful on the merits or otherwise in the defense of a proceeding or in circumstances where a court determines that he is entitled to indemnification or that it is fair and reasonable that the director or officer be indemnified. In connection with shareholder derivative suits, the director or officer may not be indemnified except for reasonable expenses incurred in connection with the proceeding (and then only if it is determined that he met the relevant standard of conduct described above), subject, however, to courts’ power under

Section 33-774 to order indemnification. Unless ordered by a court under Section 33-774, a corporation may not indemnify a director with respect to conduct for which he was adjudged liable on the basis that he received a financial benefit to which he was not entitled, whether or not he was acting in his official capacity.
     The Company’s certificate of incorporation provides that no director of the Company will be personally liable to the Company or any of its shareholders for monetary damages in an amount greater than the compensation received by that director for serving the Company during the year of the violation to the extent permitted by applicable law, which permits such limitation provided that such violation must not involve a knowing and culpable violation of law, enable the director or an affiliate to receive an improper personal gain, show a lack of good faith and a conscious disregard for the director’s duty to the corporation, amount to an abdication of the director’s duty to the corporation, or create liability for an unlawful distribution.
The Company’s bylaws provide for indemnification of directors and officers to the fullest extent permitted by Connecticut law. The Company’s bylaws also provide for the indemnification and reimbursement of, and advances of expenses to, any person that is made a party to an action by reason of the fact that he or she:
•	is or was a director, officer, employee or agent of the Company; or

•	served at the request of the Company as a director, officer, employee or agent of another corporation.
     The Company has purchased insurance providing officers and directors of the Company (and their heirs and other legal representatives) coverage against certain liabilities arising from any negligent act, error, omission or breach of duty claimed against them solely by reason of their being such officers and directors, and providing coverage for the Company against its obligation to provide indemnification as required by the above-described statute.
ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.
     Not applicable.
ITEM 8. EXHIBITS.

Exhibit	Description

4.1	Restated Certificate of Incorporation (incorporated by reference to Exhibit 3(i) to the Company’s Annual Report on Form 10-K for the year ended January 2, 1999 (File No. 001-05224))

4.2	The Stanley Works By-laws as amended July 20, 2007 (incorporated by reference to Exhibit 3(ii) to the Company’s Current Report on Form 8-K dated July 20, 2007 (File No. 001-05224))

Exhibit	Description

4.3	Rights Agreement, dated as of January 19, 2006, by and between The Stanley Works and Computershare Investor Services L.L.C. (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K/A dated February 22, 2006 (File No. 001-05224))

4.4	The Stanley Works 2009 Long-Term Incentive Plan (filed herewith)

5.1	Opinion of Bruce H. Beatt (filed herewith)

23.1	Consent of Ernst & Young LLP (filed herewith)

23.2	Consent of Bruce H. Beatt (included in Exhibit 5.1)

24.1	Power of Attorney (filed herewith)
ITEM 9. UNDERTAKINGS.
     (a) The undersigned registrant hereby undertakes:
     (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
     (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;
     (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;
     (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

     (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and
     (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Britain, State of Connecticut, on this 6th day of November, 2009.

THE STANLEY WORKS
By:	/s/ Bruce H. Beatt
	Name:	Bruce H. Beatt
	Title:	Vice President, General Counsel and Secretary

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

* John F. Lundgren	Chairman, Chief Executive Officer and Director (Principal Executive Officer)	November 6, 2009

* Donald Allan, Jr.	Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	November 6, 2009

* John G. Breen	Director	November 6, 2009

* Patrick D. Campbell	Director	November 6, 2009

* Carlos M. Cardoso	Director	November 6, 2009

* Virgis W. Colbert	Director	November 6, 2009

* Robert B. Coutts	Director	November 6, 2009

Signature	Title	Date

* Eileen S. Kraus	Director	November 6, 2009

* Marianne Miller Parrs	Director	November 6, 2009

* Lawrence A. Zimmerman	Director	November 6, 2009

*	Bruce H. Beatt, the undersigned attorney-in-fact, by signing his name hereto, does hereby sign and execute this Registration Statement on behalf of the above indicated officers and directors pursuant to a power of attorney filed with the Commission.

November 6, 2009	By:	/s/ Bruce H. Beatt
Bruce H. Beatt, attorney-in fact

EXHIBIT INDEX

Exhibit	Description	Page

4.1	Restated Certificate of Incorporation (incorporated by reference to Exhibit 3(i) to the Company’s Annual Report on Form 10-K for the year ended January 2, 1999 (File No. 001-05224))	•

4.2	The Stanley Works By-laws as amended July 20, 2007 (incorporated by reference to Exhibit 3(ii) to the Company’s Current Report on Form 8-K dated July 20, 2007 (File No. 001-05224))	•

4.3	Rights Agreement, dated as of January 19, 2006, by and between The Stanley Works and Computershare Investor Services L.L.C. (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K/A dated February 22, 2006 (File No. 001-05224))	•

4.4	The Stanley Works 2009 Long-Term Incentive Plan (filed herewith)	•

5.1	Opinion of Bruce H. Beatt (filed herewith)	•

23.1	Consent of Ernst & Young LLP (filed herewith)	•

23.2	Consent of Bruce H. Beatt (included in Exhibit 5.1)	•

24.1	Power of Attorney (filed herewith)	•